UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 3, 2008

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas	77042 (Zip Code)
(Address of principal executive offices)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2008, Omega Protein Corporation, a Nevada corporation (the “Company”), entered into amendments to the amended and restated employment agreements (the “Amendments”) with each of Joseph L. von Rosenberg III, the Company’s President and Chief Executive Officer, Robert W. Stockton, the Company’s Executive Vice President and Chief Financial Officer, and John D. Held, the Company’s Executive Vice President, General Counsel and Secretary. The Amendments amend the amended and restated employment agreements (the “Employment Agreements”) between the Company and each of the foregoing executives to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”). Set forth below is a description of the Amendments.

The Amendments were made in order to comply with Sections 409A and 280G and have the effect of removing three executive benefits: (i) the 18-month continuation of health, life and other welfare benefits under existing Company plans after a termination of employment by the executive for Good Reason (as defined in the Employment Agreements) or by the Company without Cause (as defined in the Employment Agreements), (ii) the 36-month continuation of health, life and other welfare benefits under existing Company plans after any termination of employment following a Change in Control (as defined in the Employment Agreements), and (iii) the accrual and payment of interest by the Company to the executives for certain amounts due under the Employment Agreements and not paid or reimbursed at the times provided in the Employment Agreements. The Amendments also make technical changes to the Employment Agreements required by the final regulations under Section 409A.

Assuming a termination of employment on December 31, 2008 and a current COBRA monthly premium of approximately $1,421.41, the estimated value given up by each executive by entering into these Amendments was $25,585 in the case of the 18-month continuation of benefits and $51,170 in the case of the 36-month continuation of benefits.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are attached as Exhibits 10.1, 10.2, and 10.3 hereto and incorporated herein by reference.

On December 4, 2008, the Company paid the cash bonuses set forth below to the following Company Named Executive Officers (as defined by Securities and Exchange Commission regulations):

Joseph L. von Rosenberg III	Chairman of the Board, President and CEO	$632,500
Robert W. Stockton	Executive Vice President and Chief Financial Officer	$431,250
John D. Held	Executive Vice President, General Counsel and Secretary	$431,250
Scott Herbert	Senior Vice President – Sales and Marketing	$125,000
Thomas Wittmann	Vice President – Operations	$27,500

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1     First Amendment to the Amended and Restated Executive Employment Agreement dated as of December 3, 2008, between Joseph L. von Rosenberg III and Omega Protein Corporation.

10.2     First Amendment to the Amended and Restated Executive Employment Agreement dated as of December 3, 2008, between Robert W. Stockton and Omega Protein Corporation.

10.3     First Amendment to the Amended and Restated Executive Employment Agreement dated as of December 3, 2008, between John D. Held and Omega Protein Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: December 8, 2008	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary